Exhibit 99.1
NEWS RELEASE

Date: August 7, 2007	CorVel Corporation 2010 Main Street Suite 600 Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Kim Leetzow Phone: 949-851-1473 http://www.corvel.com
CorVel Announces Promotion of Dan Starck
IRVINE, California, August 7, 2007 — CorVel Corporation (NASDAQ: CRVL), today announced that its board of directors has named the Company’s President Dan Starck to serve as the company’s Chief Executive Officer.
Mr. Starck, 40, has served since May 2006 as President and Chief Operating Officer of CorVel. Prior to joining the Company, he was Executive Vice President at Apria Healthcare Corporation. Gordon Clemons, CorVel’s Chairman, said that the Company’s board unanimously selected Starck based on his track record since joining the organization, as well as his strong executive and personal qualities.
“Our search for a new leader to guide CorVel into the future has been an important priority for several years,” said Clemons. “Dan is a proven builder of businesses. He has been an important part of our recent success and is well prepared to lead our current expansion plans.”
“Dan came to our attention because of his track record in healthcare management. He grew up succeeding in both academics and sports and I was attracted to his competitive spirit. A company of CorVel’s size in the healthcare and insurance industries needs leaders focused upon customer needs, attracted to competitive situations, and able to make decisions under pressure. Dan’s a former quarterback and it shows,” continued Clemons.
Starck said, “CorVel has been a leader in workers compensation managed care. The opportunity to join a successful, independent public company initially attracted me to CorVel. My background managing a healthcare provider has helped me bring new perspectives to the Company. We are now involved in a major strategic expansion of the Company and I look forward to the next few years with anticipation!”
Starck will take up his new duties immediately. He succeeds Mr. Clemons, the company’s founder, Chairman and CEO. Mr. Clemons has served as CEO since the Company’s IPO in 1991, after having been President of Caremark Inc. Mr. Clemons will continue to serve as Chairman focusing his attentions on customer relations, strategy and product development.
About CorVel
CorVel Corporation (http://www.corvel.com/) is a national provider of leading-edge services and solutions in the field of managed healthcare. CorVel specializes in applying information technology and e-commerce applications to improve healthcare management in the workers’ compensation, group health, auto and disability management insurance markets. The Company provides networks of preferred providers, case management, utilization management, independent medical evaluations and medical bill review to more than 1,500 clients nationwide. Leveraging its commitment to flexibility and personal service, CorVel delivers custom solutions for employers, insurers, third party administrators and government entities.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s financial statements. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, factors described in this release and the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007. The forward-looking statements in this release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.